EXHIBIT 32.1

Certification by the Principal Executive Officer and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ling Gui, certify pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Quarterly Report on Form 10-Q of UBL Interactive, Inc. (the “Company”) for the three months ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2018	/s/ Ling Gui
Ling Gui
Chief Executive Officer and Chief Financial Officer

A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.